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                                                                   EXHIBIT 2.8
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                           STOCK PLEDGE AGREEMENT
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         THIS STOCK PLEDGE AGREEMENT (this "Agreement") is entered into on
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June 27, 2003 between Applied Digital Solutions, Inc. ("Pledgor"), and
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InfoTech USA, Inc. ("Pledgee").
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         1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and as collateral security for and to secure the prompt payment and performance in full of the Secured Obligations (hereinafter defined), Pledgor hereby assigns to Pledgee and grants to
Pledgee a continuing security interest in 750,000 issued and outstanding shares of capital stock of Digital Angel Corporation ("Company"), together
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with all proceeds, products and increases thereof and substitutions and replacements therefor (collectively, the "Collateral").
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            As used in this Agreement, the term "Secured Obligations"
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shall mean any and all obligations, liabilities and indebtedness of Pledgor to Pledgee, including all obligations, liabilities and indebtedness under that certain Loan Agreement dated the date hereof by and among Pledgee and Pledgor (as hereafter amended from time to time, the "Loan Agreement") and
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any and all extensions, renewals, modifications, increases and replacements of the foregoing.

         2. Pledgor represents and warrants that after satisfaction of Pledgor's indebtedness to IBM Credit LLC: (i) Pledgor holds beneficial ownership of the Collateral, free and clear of all liens and encumbrances; and (ii) there are no restrictions upon the transfer of any of the Collateral, and Pledgor has held beneficial ownership of the Collateral for over one year, and (iii) the pledge, assignment and delivery of the Collateral pursuant to this Agreement creates a valid first lien on and a first priority security interest in the Collateral, and the proceeds thereof, subject to no prior lien or to any agreement purporting to grant to any third party a lien on the property or assets of the Pledgor which would include the Collateral. The Pledgor covenants and agrees that the Pledgor will defend the Pledgee's right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever; and covenants and agrees that the Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the Pledgee's right thereto and security interest therein.

         3. In furtherance of Pledgee's security interest in the Collateral, Pledgor agrees to deliver to Pledgee, within 10 business days of the date of this Agreement,


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the stock certificates identified on Schedule I attached hereto, together
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with stock powers duly executed in blank by Pledgor, to hold as collateral security pursuant to the terms of this Agreement.

         4. With respect to the Collateral and all proceeds, products and increases thereof and substitutions therefor, upon an Event of Default under the Secured Obligations Pledgor hereby appoints Pledgee its attorney-in-fact, to arrange for the transfer of the Collateral on the books of Company to the name of Pledgee for so long as any of the Secured Obligations are outstanding. However, Pledgee shall be under no obligation to do so.

         5. During the term of this Agreement, provided no Event of Default has occurred and then exists hereunder, Pledgor shall have the right, where applicable, to vote the Collateral on all corporate questions, and Pledgee shall, if necessary, execute due and timely proxies in favor of Pledgor for this purpose.

         6. Upon the occurrence of any Event of Default and during the continuance thereof, Pledgee may exercise all of the rights and privileges in connection with the Collateral to which a transferee may be entitled as the record holder thereof, together with the rights and privileges otherwise granted hereunder. Pledgee shall be under no obligation to exercise any of such rights or privileges.

         7. If, with the consent of Pledgee, Pledgor shall substitute or exchange other securities in place of those herein mentioned, all of the rights and privileges of Pledgee and all of the obligations of Pledgor with respect to the securities originally pledged or held as Collateral hereunder shall be forthwith applicable to such substituted or exchanged securities.

         8. Upon the occurrence of any Event of Default and during the continuance thereof, Pledgee shall be authorized to collect all dividends, interest payments, and other amounts (including amounts received or receivable upon redemption or repurchase) that may be, or become, due on any of the Collateral. If Pledgor receives any such dividends, payments or amounts after the occurrence and during the continuance of an Event of Default, it shall immediately endorse and deliver the same to Pledgee in the form received. All such amounts which Pledgee receives and retains in accordance with the terms of this paragraph 8 shall be applied to reduce the principal amount outstanding on the Secured Obligations in inverse order of maturity. Pledgee is, furthermore, authorized to give receipts in the name of Pledgor for any amounts so received. Pledgee shall be under no obligation to collect any such amounts.

         9. In the event that, during the term of this Agreement, subscription warrants or any other rights or options shall be issued in connection with the Collateral, such warrants, rights, or options shall be immediately assigned, if


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necessary, by Pledgor to Pledgee. If any such warrants, rights, or options are exercised by Pledgor, all new securities so acquired by Pledgor shall be immediately assigned to Pledgee, shall become part of the Collateral and shall be endorsed to, delivered to and held by Pledgee under the terms of this Agreement in the same manner as the securities originally pledged.

         10. In the event that, during the term of this Agreement, any share, dividend, reclassification, readjustment or other change is declared or made in the capital structure of Company, all new, substituted and additional shares, or other securities, issued by reason of any such change shall become part of the Collateral and shall be endorsed to, delivered to and held by Pledgee under the terms of this Agreement in the same manner as the securities originally pledged.

         11. Pledgor authorizes Pledgee, without notice or demand, and without affecting the liability of Pledgor hereunder, from time to time to:

             (A) release any of the endorsers or guarantors of the Secured Obligations secured hereunder or any part thereof, or any other person whomsoever liable for or on account of such Secured Obligations;

             (B) on the transfer of all or any part of the Secured Obligations secured hereunder, Pledgee may assign all or any part of Pledgee's security interest in the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to the Collateral so transferred, provided that in no event shall Pledgee be liable for any act or omission or negligent act or negligent omission with respect to the Collateral, other than acts or omissions constituting gross negligence, willful misconduct or tortious breach of contract. The transferee of the Collateral shall be vested with the rights, powers and remedies of Pledgee hereunder, and with respect to any Collateral not so transferred, Pledgee shall retain all rights, powers and remedies hereby given; and

             (C) Pledgor hereby waives any right to require Pledgee to proceed against Pledgor, or any other person whomsoever, to proceed against or exhaust any collateral or any other security held by Pledgee, or to pursue any other remedy available to Pledgee. Pledgor further waives any defense arising by reason of any liability or other defense of Pledgor or of any other person. Pledgor shall have no right to require Pledgee to marshal collateral.

         12. It shall not be necessary for Pledgee to inquire into the powers of Pledgor or the officers acting or purporting to act on behalf of Pledgor, and any obligations made or created in reliance on the professed exercise of such powers shall be secured hereunder.

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         13. To the extent permitted by applicable law, Pledgee shall be under no duty or obligation whatsoever to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protest, or notices of dishonor in connection with the Secured Obligations.

         14. The occurrence of any of the following events shall, at the option of Pledgee, constitute an "Event of Default" under this Agreement:
                                  ----------------

             (A) the occurrence of an Event of Default, as such term is defined in the Loan Agreement; or

             (B) the default or nonperformance by Pledgor of any material term or condition of this Agreement.

         15. Upon the occurrence and during the continuance of any Event of Default, the Secured Obligations shall, at the option of Pledgee, become immediately due and payable, and Pledgee shall have all the rights and remedies provided in the Uniform Commercial Code of New Jersey at the date of this Agreement and, in this connection, the Pledgee may, upon ten (10) days' notice to the Pledgor sent to the persons identified in and in the same manner as provided in the Loan Agreement, without liability for any diminution in value or price which may have occurred, sell all or any part of the Collateral in such manner and for such price as Pledgee may determine. At any public sale Pledgee shall be free to purchase all or any part of the Collateral. Pledgee shall receive the proceeds of any such sale or sales, and, after deducting therefrom any and all reasonable costs and expenses incurred in connection with the sale thereof, apply the net proceeds toward the payment of the Secured Obligations secured hereunder, including interest, reasonable attorneys' fees, and all other reasonable costs and expenses incurred by Pledgee hereunder and under any other agreement between Pledgor and Pledgee. If such proceeds be more than sufficient to pay the same, then in case of a surplus, such surplus shall be accounted for and paid over to Pledgor, provided Pledgor be not then indebted to Pledgee otherwise under this Agreement or any other Agreement or for any cause whatsoever.

         16. Upon indefeasible repayment in full in cash of the Secured Obligations, Pledgee will promptly, at Pledgor's reasonable expense, deliver all of the Collateral to Pledgor along with all instruments of assignment executed in connection therewith, and execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence Pledgee's release of its security interest hereunder.

         17. For so long as the Secured Obligations remain outstanding, the Pledgor agrees that the Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will the Pledgor create, incur or permit to exist any lien with respect to any of the Collateral, or any interest


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therein, or any proceeds thereof, except for the lien provided for by this
Agreement or in favor of the Pledgee or its designee.

         18. The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor shall execute and deliver such further documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Agreement.

         The Pledgee agrees that at any time and from time to time upon the written request of the Pledgor, the Pledgee shall execute and deliver such further documents and do such further acts and things as the Pledgor may reasonably request in order to effect the purposes of this Agreement.

         19. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         20. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless executed and delivered in accordance with the provisions hereof, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

         21. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the local law of the State of New Jersey excluding any conflicts of law rule or principle that might otherwise refer construction or interpretation of this agreement to the substantive law of another jurisdiction. Each party, after consultation with counsel, waives trial by jury and consents to the jurisdiction of the state and federal courts of the State of New Jersey.

         IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement as of the date first above written.

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                                           PLEDGOR:
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                                           APPLIED DIGITAL SOLUTIONS, INC.

                                           By: /s/ Scott Silverman
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                                           Name: Scott Silverman
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                                           Title: CEO
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                                           PLEDGEE:
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                                           INFOTECH USA, INC.

                                           By: /s/ J. Robert Patterson
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                                           Name: J. Robert Patterson
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                                           Title: CFO
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                                 SCHEDULE I
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         Company               Number of Shares        Certificate Number
         -------               ----------------        ------------------

Digital Angel Corporation          750,000


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